Exhibit 5.1

7 July 2023	Our Ref:JRM/NW/182033

SRIVARU Holding Limited c/o Amicorp Cayman Fiduciary Limited 2nd Floor, Regatta Office Park West Bay Road, P.O. Box 10655 Grand Cayman KY1 – 1006 Cayman Islands

Dear Addressees

SRIVARU Holding Limited

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of shares by SRIVARU Holding Limited (the “Company”), in connection with the Registration Statement (as defined in Schedule 1), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated 13 March 2023, by and among the Company, Mobiv Acquisition Corp, a Delaware corporation (“MOBV”), and Pegasus Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into MOBV, with MOBV being the surviving corporation and (ii) the issuance and sale of the Company’s ordinary shares under the terms of the Merger Agreement (the “Ordinary Shares”) and the Company’s ordinary shares issuable on exercise of the warrants (the “Warrants” ) under the Warrant Documents (as defined in Schedule 1) (the “Warrant Shares”). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

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2.	With respect to the Ordinary Shares, when the Shareholder and Director Resolutions (as defined below) have been duly adopted, the Ordinary Shares will have been duly authorised by all necessary corporate action of the Company, and upon the issue of the Ordinary Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum and Articles (as defined in Schedule 1) and in the manner contemplated by the Registration Statement and the Merger Agreement (as defined in Schedule 1), the Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company).

3.	With respect to the Warrant Shares to be issued upon exercise of the Warrants as contemplated by the Warrant Documents (as defined in Schedule 1), when the Shareholder and Director Resolutions (as defined below) have been duly adopted, the Warrant Shares will have been duly authorised by all necessary corporate action of the Company and upon the issue of such Warrant Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Warrant Shares have been issued and credited as fully paid), in accordance with the Memorandum and Articles and in the manner contemplated by the Registration Statement and the Warrant Documents, such Warrant Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Warrant Shares on the holder thereof by the Company).

The foregoing opinions are given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	The Memorandum and Articles will be the memorandum and articles of association of the Company in effect at the time of the issuance of the Ordinary Shares and the Warrant Shares.

3.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

4.	The Company will receive consideration in money or money’s worth for each Ordinary Share and Warrant Share when issued at the agreed issue price as per the terms of the Registration Statement, the Merger Agreement and the Warrant Documents (as applicable), such price in any event not being less than the stated par or nominal value of each Ordinary Share or Warrant Share.

5.	Each of the Documents will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and the Warrant Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws.

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6.	As at the date of issuance of the Ordinary Shares and the Warrant Shares and in each case as contemplated by the Registration Statement: (a) all shareholder and director resolutions of the Company (the “Shareholder and Director Resolutions”) necessary to authorise the issuance of the Ordinary Shares and Warrant Shares, adopt and/or approve the Memorandum and Articles and re-organise the share capital of the Company such that the authorised share capital of the Company is in an amount sufficient to issue the Ordinary Shares and the Warrant Shares will have been duly and validly adopted and remain in full force and effect; (b) the Company will have sufficient authorised and unissued share capital available to issue the Ordinary Shares and the Warrant Shares; and (c) all other consents, waivers or approvals will have been obtained and remain in full force and effect in order to validly adopt the Shareholder and Director Resolutions.

7.	The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Documents.

8.	All preconditions to the obligations of the parties to the Merger Agreement and the Warrant Documents will be satisfied or duly waived prior to the issue and sale of the Ordinary Shares and the Warrant Shares and there will be no breach of the terms of the Merger Agreement or the Warrant Documents.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully

Walkers (CAYMAN) LLP

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 16 June 2021 and Register of Directors and Register of Officers, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”), and a draft of the Amended and Restated Memorandum and Articles of Association of the Company, filed as Exhibit 3.3 to the Registration Statement, to be adopted and in effect prior to the Merger Effective Time (as defined in the Registration Statement) (the “Memorandum and Articles”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 6 July 2023.

3.	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Court’s Office, George Town, Grand Cayman, examined at 9.00 am on 6 July 2023.

4.	A copy of a Certificate of Good Standing dated 6 July 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	Copies of the following documents (the “Documents”):

(a)	the Registration Statement on Form F-4, as amended, (Registration No. 333-272717) initially filed on June 16, 2023, as amended and filed on July 7, 2023, by the Company with the Commission registering the Ordinary Shares and the Warrant Shares under the Securities Act (as filed, the “Registration Statement”);

(b)	the Merger Agreement;

(c)	a form of assignment and assumption agreement to be entered into by and among the Company, MOBV and Continental Stock Transfer & Trust Company, as warrant agent and the warrant certificate constituting the Warrants (the “Warrant Assumption Agreement and Certificate”); and

(d)	the Warrant Agreement dated as of 3 August 2022 entered into between MOBV and Continental Stock Transfer & Trust Company, as warrant agent and filed with the Commission on 9 August 2022 (the “Warrant Agreement”, and together with the Warrant Assumption Agreement and Certificate, the “Warrant Documents”).